Exhibit 3.1.3

FILED

In the office of the Secretary of State

of the State of California

Dec 16 2004

Kevin Shelley, Secretary of State

AMENDED AND RESTATED

ARTICLES OF INCORPORATION OF

ANCHEN PHARMACEUTICALS, INC.

a California Corporation

The undersigned Chih-Ming Chen and Tim Chang hereby certify that:

1. They are the President and Secretary of ANCHEN PHARMACEUTICALS, INC., a California corporation.

2. The Articles of Incorporation of this Corporation are amended and restated in their entirety to read as follows:

ARTICLE I.

The name of this Corporation is ANCHEN PHARMACEUTICALS, INC.

ARTICLE II.

The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession pem1itted to be incorporated by the California Corporations Code.

ARTICLE III.

(A) This Corporation is authorized to issue two classes of shares to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock this Corporation is authorized to issue is Three Hundred Million (300,000,000), no par value, and the total number of shares of Preferred Stock this Corporation is authorized to issue is Fifty Million (50,000,000), no par value.

(B) The Preferred Stock may be issued from time to time in one or more additional series. The Board of Directors of this Corporation is hereby authorized within the limitations and restrictions stated in these Articles of Incorporation, to (i) determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, the number of shares constituting any such series and the designation thereof, or party of them; and (ii) increase or decrease the number of shares of that series, but not below the number of shares of any series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution original fixing the number of shares of such series.

(C) This Corporation shall from time to time in accordance with the laws of the State of California increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit conversion of the Preferred Stock.

ARTICLE IV.

(A) Limitation of Directors’ Liability. To the fullest extent permitted by the General Corporation Law of California, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as·a director.

(B) Indemnification of Directors and Officers. · This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to this Corporation and its shareholders through bylaw provisions or through agreements with the agents or both in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits un such excess indemnification set forth in Section 204 of the. California Corporations Code.

(C) Repeal or Modification. ·Any repeal or modification of the foregoing provisions of this Article IV shall not adversely affect any right of indemnification or limitation of liability of an agent of this Corporation relating to acts or omissions occurring prior to such repeal or modification.

3. The foregoing Restated Articles of Incorporation have been duly approved by the Board of Directors of this Corporation.

4. The foregoing Amended and Restated Articles of Incorporation have been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The total number of outstanding shares of this Corporation entitled to vote with respect to the foregoing amendment was 50 million shares of Common Stock. The number of shares voting in favor of the foregoing Amended and Restated Articles of Incorporation equaled or exceeded the required vote. The percentage vote required was more than 50% of the outstanding Common Stock.

IN WITNESS WHEREOF, the undersigned have executed these Amended and Restated Articles of Incorporation on December 8, 2004.

/s/ CHIH-MING CHEN
CHIH-MING CHEN, President

/s/ TIM CHANG
TIM CHANG, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing Amended and Restated Articles of Incorporation are true and correct of their own knowledge.

Executed at Irvine, California on December 8, 2004.

/s/ CHIH-MING CHEN
CHIH-MING CHEN, President

/s/ TIM CHANG
TIM CHANG, Secretary